Exhibit 3.1

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                CRIIMI NEWCO, LLC

     This Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of CRIIMI Newco, LLC (the "Company"), is entered into by CRIIMI Newco Member, Inc., a Maryland corporation, as the sole equity member (the "Member"), and Edna Astacio as the Special Member (as defined on Schedule A hereto). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

     The Member, by execution of this Agreement, hereby amends and restates the Limited Liability Company Agreement of the Company, dated as of January 13, 2003 (the "Existing LLC Agreement"), and continues the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. ' 18-101 et seq.), as amended from time to time (the "Act"), and this Agreement, and the Member and Special Member hereby agree as follows:

Section 1 Name.

     The name of the limited liability company formed and continued hereby is CRIIMI Newco, LLC.

Section 2 Principal Business Office.

     The principal business office of the Company shall be located at 11200 Rockville Pike, Rockville, MD 20852 or such other location as may hereafter be determined by the Member.

Section 3 Registered Office.

     The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware 19901.

Section 4 Registered Agent.

     The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware 19901.

Section 5 Members.

     (a) The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

     (b)  Subject to Section 9(i), the Member may act by written consent.

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     (c)  Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or
          (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), the Independent Director pursuant to Section 10 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as Special Member and shall continue the Company without dissolution. The Special Member may not resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 10; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contribution to the Company and shall not receive a limited liability company interest in the Company. The Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, the person acting as Independent Director pursuant to Section 10 shall execute a counterpart to this Agreement. Prior to admission to the Company as Special Member, the person acting as Independent Director pursuant to Section 10 shall not be a member of the Company. The Company shall at all times have a Special Member. No resignation or removal of the Special Member, and no appointment of a successor Special Member, shall be effective unless and until such successor shall have executed a counterpart of this Agreement and accepted its appointment as Independent Director pursuant to Section
          10. In the event of a vacancy in the position of Special Member, the Member shall, as soon as practicable, appoint a successor Special Member to fill such vacancy. By signing this Agreement as a Special Member, such Special Member will be subject to and bound by the provisions of this Agreement applicable to a Special Member.

Section 6 Certificates.

     James G. Leyden, Jr. of Richards, Layton & Finger, P.A., is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to

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qualify to do business in Maryland and in any other  jurisdiction  in which the Company may wish to conduct business.

     The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7 Purposes. The purpose to be conducted or promoted by the Company is to engage exclusively in the following activities:

     (a)     (i) to  acquire,  own and hold  shares of capital  stock of CBO
                 REIT II, Inc., a Maryland corporation;

             (ii) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

     (b) The Company, and the Member, or any Director or Officer on behalf of the Company, may enter into and perform its obligations under the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of the Member or any Director, Officer or other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Director or Officer to enter into other agreements on behalf of the Company.

Section 8 Powers.

     Subject to Section 9(i), the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9 Management.

     (a) Board of Directors. Subject to Section 9(i), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. Subject to Section 10, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 10. The initial number of Directors shall be three, one of which shall be the Independent Director pursuant to Section 10. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be a Member. The initial Directors designated by the Member are listed on Schedule D hereto.

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     (b)  Powers. Subject to Section 9(i), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 7, the Board of Directors has the authority to bind the Company.

     (c) Meeting of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day's notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

     (d) Quorum: Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board thereof may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

     (e) Electronic Communications. Members of the Board may participate in meetings of the Board by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

     (f) Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

     (g)  Removal of Directors.  Unless otherwise  restricted by law, subject to
          Section 10, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member and any vacancy caused by any such removal or expulsion may be filled by action of the Member.

     (h) Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 9(i), the Directors are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such

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          powers set forth in this Agreement shall bind the Company.
          Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

          (i) Limitations on the Company's Activities.

             (i) This Section 9(i) is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose" entity.

             (ii) Notwithstanding anything to the contrary in this Agreement and any provision of law that otherwise so empowers the Company, the Company and the Member shall not, until the BRE Expiration Date, amend, alter, change or repeal the definition of "Independent Director" or Sections 1, 5(b), 5(c), 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29 or 30, 31, 32
                  or Schedule A of this Agreement (collectively, the "Special Purpose Provisions") or amend, change, alter, add or repeal any other section of this Agreement in a manner that conflicts with the Special Purpose Provisions without the unanimous written consent of the Board (including the Independent Director) and the written consent of Bear Stearns. Subject to this Section 9(i), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.

             (iii) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including the Independent Director), to take any action:

               (A) to appoint any committees of the Board; or

               (B) until the BRE Expiration Date, to allow the Company to: (i) commence, or consent to the commencement of, any case, proceeding or other action relating to Bankruptcy, insolvency or reorganization or relief of debtors; (ii) seek to have an order for relief entered with respect to the Company; (iii) seek reorganization, arrangement, adjustment, winding up, liquidation, dissolution (to the fullest extent permitted by law), composition or other relief with respect to the Company or its debts; (iv) institute proceedings to be adjudicated insolvent or bankrupt or consent to the institution of any Bankruptcy or insolvency case proceeding against the Company; (v) consent to the appointment of a receiver, liquidator, assignee, trustees, custodian or sequestrator (or other similar official) of the Company or a substantial part of its property; (vi) make any general assignment for the benefit of creditors; or
               (vii) admit in writing the Company's inability to pay its debts generally as they become due; provided, however, that the Board may not vote on, or authorize the taking

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               of any of the foregoing  actions  unless there is at least one
               Independent Director then serving in such capacity.

     (iv) Subject to the provisions of Section 9(i)(vi), until the BRE Expiration Date and notwithstanding anything else to the contrary in this Agreement, the Company shall be operated in such a manner that it would not be substantively consolidated in the estate of any other Person in the event of Bankruptcy or insolvency of such Person, and in such regard the Company shall:

     (A) not own any property or any other assets other than as contemplated by the Repurchase Agreement and any Hedge Documents;

     (B) not incur any additional indebtedness or assume any indebtedness of any other entity other than as contemplated by the Repurchase Agreement and any Hedge Documents;

     (C) not incur any obligation, the performance of which by the Company is guaranteed by CRIIMI MAE or its Affiliates other than as contemplated by the Repurchase Agreement and any Hedge Documents;

     (D) not become involved in the day-to-day management of any other person or entity;

     (E) hold itself out as a legal entity separate and distinct from any other entity (including any of its Affiliates);

     (F) correct any known misunderstanding regarding the Company's separate identity;

     (G) maintain a separate general ledger, corporate records and books of account as official records;

     (H) maintain its assets separately from the assets of any other Person (including through the maintenance of separate bank accounts);

     (I) maintain separate books and records from any other person or entity;

     (J) not guarantee or become obligated for the obligations of any other person or entity, or advance funds to any other person or entity for the payment of expenses or otherwise;

     (K)  conduct  all  business   correspondence   of  the  Company  and  other
     communications in the Company's own name, on its own stationery bearing its own name and use invoices and checks bearing its own name;

     (L) not act as an agent of any other person or entity in any capacity;

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     (M) pay the  Company's  own  liabilities  (including,  without  limitation, employment and overhead and direct expenses) out of its own funds;

     (N) maintain an arm's length relationship with its Affiliates and enter into transactions with its Affiliates only on a commercially reasonable basis;

     (O) not permit any of its Affiliates to have independent access to its bank accounts;

     (P) not pledge the Company's assets for the benefit of any other person or entity or make any loans or advances to any person or entity, including, without limitation, any of its Affiliates other than as contemplated by the Repurchase Agreement and any Hedge Documents;

     (Q) except for the capital stock of CBO REIT II, Inc. and as otherwise contemplated by the Basic Documents, not acquire obligations or securities of its Affiliates or its shareholders;

     (R) observe all corporate and other organizational formalities necessary to maintain its separateness;

     (S) maintain through its Affiliates a sufficient number of employees in light of the Company's contemplated business operations; provided, however, that the Company can contract with CRIIMI MAE to provide such services, subject to the provisions of this Agreement;

     (T) not hold itself out as being responsible or its credit as being available to satisfy the obligations of any other person or entity;

     (U) conduct its business and hold its assets in its own name;

     (V) not to commingle its assets with those of any other person and shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate;

     (W) not identify itself or any of its shareholders, Affiliates, or shareholders of its Affiliates as a division or part of the other or any other person or entity other than pursuant to US Generally Accepted Accounting Principals or for federal and state income tax purposes;

     (X) endeavor to remain solvent and to maintain adequate capital in light of the Company's contemplated business operations;

     (Y) not allow the Company to consolidate with or merge into any other entity or to convey, transfer, sell or lease all or substantially all of the Company's properties, assets or liabilities;

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     (Z) not permit an entity to merge into the Company or to allow an entity to convey, transfer or lease its properties and assets or liabilities to the Company; and

     (AA) not  engage in any  business  activity  other  than those set forth in
     Section 7, or to engage in any activity contrary to the limitations and restrictions set forth in Section 9(i).

(v) Until the BRE Expiration Date, the Board, the Member and the Company shall not take any action (other than those actions permitted by Section 9(i)(iii)(B)):

     (A) to permit the Company to be or become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended;

     (B) in contravention of the Repurchase Agreement or the Hedge Documents;

     (C) to admit any additional Members;

     (D) to allow or cause the Company to become insolvent; and

     (E) to permit the dissolution (to the fullest extent permitted by law ) or liquidation of the Company, in whole or in part.

(vi) Nothing contained in this Agreement shall prohibit the Company from engaging in and the Company is hereby specifically authorized to engage in the following activities:

     (A) executing and delivering the Basic Documents;

     (B) performing any and all of the Company's obligations set forth in the Basic Documents;

     (C) entering into any Hedge Transactions;

     (D) accepting cash in connection with the initial capital contribution from the Member;

     (E) accepting shares of capital stock of CRIIMI MAE CMBS Corp. and CRIIMI MAE QRS 1, Inc. and certain securities pursuant to the Contribution and Distribution Agreement in connection with the additional capital contributions from the Member;

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     (F) making capital  contributions  to CBO REIT II, Inc. in exchange for all of the shares of common stock and 499 shares of preferred stock of CBO REIT II, Inc.;

     (G) making additional capital contributions to CBO REIT II, Inc. of shares of capital stock of CRIIMI MAE CMBS Corp. and CRIIMI MAE QRS 1, Inc. and certain securities pursuant to the Contribution and Distribution Agreement; and

     (H) making a distribution to Member of 99 shares of preferred stock of CBO REIT II, Inc. for further distribution to CRIIMI MAE.

Section 10 Independent Director.

     Until the BRE Expiration Date, the Member shall cause the Company at all times to have an Independent Director who will be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Director shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(i)(iii). No resignation or removal of the Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as Independent Director by a written instrument, which may be a counterpart signature page to the Management Agreement, and (ii) shall have executed a counterpart to this Agreement as required by Section 5(c). In the event of a vacancy in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. The Independent Director shall be elected from among candidates nominated by the independent (i.e., non-management) directors of CRIIMI MAE. All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising his or her rights and performing his or her duties under this Agreement, the Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Director shall at any time serve as trustee in Bankruptcy for any Affiliate of the Company.

     Section 11 Officers.

     (a)  Officers.  The initial  Officers of the Company shall be designated by
          the Member.  The  additional  or  successor  Officers of   the
          Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board shall choose a President, a Secretary and a Treasurer. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be

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          removed at any time,  with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The initial Officers of the Company designated by the Member are listed on Schedule E hereto.

     (b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 11(c).

     (c) Vice President. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and, subject to Section 9(i), the actions of the Officers taken in accordance with such powers shall bind the Company.

     (g) Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 12 Limited Liability.

     Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Member nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

Section 13 Capital Contributions.

     The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto. In accordance with Section 5(c), the Special Member shall not be required to make any capital contribution to the Company.

Section 14 Additional Contributions.

     The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of the Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement. The provisions of this Agreement, including this Section 14, are intended to benefit the Member and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Section
14) and the Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15 Allocation of Profits and Losses.

     The Company's profits and losses shall be allocated to the Member.

Section 16 Distributions.

     Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Basic Document.

Section 17 Books and Records.

     The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 18 Reports.

     The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 19 Other Business.

     The Member, the Special Member and any Affiliate of the Member or the Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others notwithstanding any provision to the contrary at law or in equity. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20 Exculpation and Indemnification.

     (a) Neither the Member nor the Special Member nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Member (collectively, the "Covered Persons") shall, to the fullest extent permitted by law, be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

          (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Member shall not have personal liability on account thereof; and provided further, that until the BRE Expiration Date, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

          (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

          (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

          (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Member to replace such other duties and liabilities of such Covered Person.

          (f) To the extent the foregoing rights of indemnification are not compensable by any insurance policy maintained for the benefit of the directors of the Company, no person other than the
               Independent Director shall be entitled to receive any indemnification payments by the Company until the BRE Expiration Date.

          (g) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21 Assignments.

     Until the BRE Expiration Date, no direct or indirect transfer of any limited liability company interest in the Company may be made, except to Brascan in accordance with the terms and conditions of (i) the Senior Secured Note Agreement dated as of January 14, 2003 between CRIIMI MAE and Brascan and (ii) the Investment Agreement, dated as of November 14, 2002 between CRIIMI MAE and Brascan. Subject to Section 23, if the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 22 Resignation.

     Until the BRE Expiration Date, the Member may not resign, except as permitted under the Basic Documents. If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23 Admission of Additional Members.

     One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, until the BRE Expiration Date, no additional Member may be admitted to the Company pursuant to Sections 21, 22 or 23.

Section 24 Dissolution.

          (a) Subject to Section 9(i), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under

               Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and
               (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or the Member in the Company.

          (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or the Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

          (c) Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or the Special Member, or the occurrence of an event that causes the Member or the Special Member to cease to be a member of the Company.

          (d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

          (e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25 Waiver of Partition; Nature of Interest.

     Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.

Section 26 Benefits of Agreement; No Third-Party Rights.

     Except for Bear Stearns with respect to the Special Purpose Provisions, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or the Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 29).

Section 27 Severability of Provisions.

     Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28 Entire Agreement.

     This Agreement amends and restates the Existing LLC Agreement and constitutes the entire agreement of the parties with respect to the subject matter hereof and the Existing LLC Agreement shall be of no further force or effect.

Section 29 Binding Agreement.

     Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 20, 21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Director, in accordance with its terms. In addition, the Independent Director shall be an intended beneficiary of this Agreement, and Bear Stearns shall be an intended beneficiary of the Special Purpose Provisions.

Section 30 Governing Law.

     This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31 Amendments.

     Subject to Section 9(i), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Until the BRE Expiration Date, this Agreement may not be modified, altered, supplemented or amended without the unanimous consent of the Board and the Member except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

Section 32 Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

     Section 33 Notices.

     Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in
Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 34 Effectiveness.

     Pursuant to Section 18-201 (d) of the Act, this Agreement shall be effective as of the time it is executed by the parties hereto.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement as of the 24th day of June 2003.

                                   MEMBER:

                                   CRIIMI NEWCO MEMBER, INC.


                                   By:/s/David B. Iannarone
                                   ------------------------------------------
                                   Name:  David B. Iannarone
                                   Title:  Executive Vice President


                                   SPECIAL MEMBER:


                                   /s/Edna Astacio
                                   ------------------------------------------
                                   Name: Edna Astacio

                                   SCHEDULE A

                                   Definitions

A. Definitions

     When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

     "Act" has the meaning set forth in the preamble to this Agreement.

     "Affiliate" means, to any corporation, partnership, limited liability company, trust or other association, any Person which controls, is controlled by, or is under common control with, such corporation, partnership, limited liability company, trust or other association.

     "Agreement" means this Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

     "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

     "Basic Documents" means this Agreement, the Management Agreement, the Repurchase Agreement, the Repurchase Agreement Amendment, the Distribution and Contribution Agreement, the Hedge Documents and all documents and certificates contemplated thereby or delivered in connection therewith.

     "Bear Stearns" means Bear, Stearns International Limited or its successor or assignee under the Repurchase Agreement and the agreements and other documents contemplated thereby or delivered in connection therewith.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Brascan" means Brascan Real Estate Financial Investments, LLC.

     "BRE Expiration Date" means the date on which all the obligations arising under the Repurchase Agreement are satisfied.

     "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on January 10, 2003, as amended or amended and restated from time to time.

     "Code" means the Internal  Revenue Code of 1986, as amended,  including the
regulations   promulgated  and  rulings  issued  thereunder  and  any  successor regulations which may be promulgated thereunder.

     "Company" means CRIIMI Newco, LLC, a Delaware limited liability company.

     "Control" (including with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Covered Persons" has the meaning set forth in Section 20(a).

     "CRIIMI MAE" means CRIIMI MAE Inc., a Maryland corporation.

     "Directors" means the Persons elected to the Board of Directors from time to time by the Member, including the Independent Director, in their capacity as managers of the Company. A Director is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

     "Distribution and Contribution Agreement" means the Distribution and Contribution Agreement by and between CBO REIT, Inc., CRIIMI MAE, Member, the Company and CBO REIT II, Inc.

     "Hedge Documents" means as to each Hedge Transaction, all documents necessary to evidence a Hedge Transaction.

     "Hedge   Transaction"   means  any  hedge  transaction   including  without
limitation, forward, futures, swap and/or option contract that have been approved in writing by Bear Stearns.

     "Independent Director" means a natural person who is not at the time of initial appointment, or at any time while serving as a director of the Company and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Director of CRIIMI NEWCO LLC, CBO REIT II, INC., CRIIMI MAE QRS1, INC., CRIIMI MAE CMBS Corp. and/or CRIIMI MAE Asset Acquisition Corp.), officer, employee, partner, member, attorney or counsel of the Company or any affiliate; (b) a creditor, customer, supplier or other person who derives any of its purchases or revenues from its activities with the Company, or any affiliate; (c) a person controlling or under common control with any such stockholder, partner, member, creditor, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, creditor, customer, supplier or other person. (As used herein, the term "affiliate" means any person controlling, under common control with, or controlled by the person in question; and the term "control" means the possession, director or indirectly, of the power to direct or cause the direction of management policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.)

     A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Director of the Company if such individual is an independent director provided by a nationally-recognized company (which term includes National Registered Agents, Inc. and any successor thereto) that provides professional independent directors and that also provides other corporate services in the ordinary course of its business.

     A natural person who otherwise satisfies the foregoing definition except for being the independent director of a "special purpose entity" affiliated with the Company that does not own a direct or indirect equity interest in the Company shall not be disqualified from serving as an Independent Director of the Company if such individual is at the time of initial appointment, or at any time while serving as an Independent Director of the Company, an Independent Director of a "special purpose entity" affiliated with the Company (other than any entity that owns a direct or indirect equity interest in the Company) if such individual is an independent director provided by a nationally-recognized company (which term includes National Registered Agents, Inc. and any successor thereto) that provides professional independent directors. For purposes of this paragraph, a "special purpose entity" is an entity, whose organizational documents contain restrictions on its activities substantially similar to those set forth in the Special Purpose Provisions.

     "Management Agreement" means the agreement of the Directors, dated as of January 13, 2003, in the form attached hereto as Schedule C. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

     "Member" means CRIIMI Newco Member, Inc., a Maryland corporation, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term "Member" shall not include the Special Member.

     "Officer" means an officer of the Company described in Section 11.

     "Officer's Certificate" means a certificate signed by any Officer of the Company who is authorized to act for the Company in matters relating to the Company.

     "Person" means an individual, corporation, partnership, estate, trust (including a corporation qualified under Section 401(a) or 501(c)(17) of the
Code), a portion of a corporation permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "Repurchase Agreement" means the Repurchase Agreement, dated as of January 14, 2003 by and between the Company, CBO REIT II, Inc. and Bear Stearns as amended by the Repurchase Agreement Amendment.

     "Repurchase Agreement Amendment" means Amendment No. 1 to the Repurchase Agreement by and between the Company, CBO REIT II, Inc. and Bear Stearns.

     "Special Purpose Provisions" has the meaning set forth in Section 9(i)(ii).

     "Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as Independent Director, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

B. Rules of Construction

     Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                                     Member

-------------------------- -------------------------------- --------------------------- ----------------------------
                                                                 Agreed Value of                Membership
          Name                     Mailing Address             Capital Contribution              Interest
-------------------------- -------------------------------- --------------------------- ----------------------------
CRIIMI Newco Member, Inc.       11200 Rockville Pike                  $1.00                        100%
                                 Rockville, MD 20852
-------------------------- -------------------------------- --------------------------- ----------------------------


                                   SCHEDULE C

                              Management Agreement

                                January 13, 2003

CRIIMI Newco, LLC
11200 Rockville Pike
Rockville, MD 20852

                              Re: Management Agreement - CRIIMI Newco, LLC

Ladies and Gentlemen:

     For good and valuable consideration, each of the undersigned Persons, who have been designated as directors of CRIIMI Newco, LLC, a Delaware limited liability company (the "Company"), in accordance with the Limited Liability Company Agreement of the Company, dated as of January 13, 2003, as it may be amended or restated from time to time (the "LLC Agreement"), hereby agree as follows:

     1. Each of the undersigned accepts such Person's rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such
Person's duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person's successor as a Director is designated or until such Person's resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that he or she has been designated as a "manager" of the Company within the meaning of the Delaware Limited Liability Company Act.

     2. Until the BRE Expiration Date, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

     3. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

     This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.



                                      /s/David B. Iannarone
                                      ---------------------------
                                      David B. Iannarone



                                      /s/Cynthia Azzara
                                      ---------------------------
                                      Cynthia Azzara



                                      /s/Edna Astacio
                                      ---------------------------
                                      Edna Astacio

                                   SCHEDULE D



         DIRECTORS


1.       David B. Iannarone

2.       Barry Blattman

3.       Edna Astacio (Independent Director)

                                   SCHEDULE E


OFFICERS                TITLE


Barry S. Blattman       Chairman of the Board/Chief Executive Officer/President
David B. Iannarone      Executive Vice President/Chief Operating Officer
Cynthia O. Azzara       Senior Vice President/Chief Financial Officer/Treasurer
Brian L. Hanson         Senior Vice President
Craig Lieberman         Senior Vice President/Chief Portfolio Risk Officer
Susan B. Railey         Vice President/Secretary
Eugene Bredow           Vice President/Controller
Daniel Warcholak        Group Vice President
Richard Gibson          Vice President
Nancy E. Currier        Vice President/Assistant Secretary
Mark A. Libera          Vice President/General Counsel
R. Clay Barnes          Vice President
Carol McMahon           Vice President
Paula Reuther           Assistant Vice President
Elizabeth Rogers        Assistant Vice President
Barbara Young           Assistant Vice President

                            CERTIFICATE OF FORMATION

                                       OF

                                CRIIMI NEWCO, LLC


     This Certificate of Formation of CRIIMI Newco, LLC (the "LLC"), dated as of January 10, 2003, has been duly executed and is being filed by James G. Leyden, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.).

     FIRST. The name of the limited liability company formed hereby is CRIIMI Newco, LLC.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o National Registered Agents, 9 E. Loockerman Street, Dover, Kent County, Delaware 19901.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware National Registered Agents, 9 E. Loockerman Street, Dover, Kent County, Delaware 19901.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                      /s/James G Leyden, Jr.
                                      -----------------------------
                                      Name: James G. Leyden, Jr.
                                      Authorized Person